EXECUTION VERSION
Exhibit 10.30

     SECOND AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT (this “Amendment”) is made and entered into as of November 3, 2004, by and among SFC Inc. (formerly known as Swift Foods Company), a Delaware corporation (the “Company”), Swift Foods Company (formerly known as Rawhide Subsidiary 1 Inc.), a Delaware corporation (“New SFC”), and Danny Herron (“Herron”).

RECITALS:

     WHEREAS, the parties hereto are parties to the Executive Employment Agreement, dated May 20, 2002, as amended by that certain First Amendment to Executive Employment Agreement, dated July 12, 2002, by and between the parties (as amended, the “Agreement”).

     WHEREAS, in contemplation of certain corporate restructuring changes to and by the Company and certain of its subsidiaries, the Agreement is to be amended such that all references contained therein to Holdco or Swift Foods Company shall refer instead to New SFC and New SFC shall assume all the rights and obligations of Holdco or Swift Foods Company under the Agreement.

     NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

     1. References and Assumption of Agreement. The Agreement is hereby amended such that all references contained therein to Holdco or Swift Foods Company shall refer instead to New SFC and New SFC shall assume all the rights and obligations of Holdco or Swift Foods Company under the Agreement.

     2. Defined Terms. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Agreement.

     3. Amendments. This Amendment not be amended except in a writing signed by the parties hereto.

     4. Counterparts. This Amendment may be executed and delivered (including by facsimile transmission) in one or more counterparts, each of which shall be regarded as an original and all of which shall constitute one and the same instrument.

     5. Applicable Law. This Amendment and the legal relations between the parties hereto shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and performed in Delaware.

     6. Consent to Jurisdiction. THE PARTIES HERETO HEREBY IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR DELAWARE STATE COURT SITTING IN WILMINGTON, DELAWARE IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING SHALL BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR

PROCEEDING BROUGHT IN SUCH COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM.

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     The undersigned parties have executed this Amendment as of the dated first set forth above.

EXECUTIVE

/s/ Danny Herron

Danny Herron

SWIFT FOODS COMPANY (formerly known as Rawhide Subsidiary 1 Inc.)

By:	/s/ Donald F. Wiseman

Name:	Donald F. Wiseman
Title:	Vice President

SFC INC. (formerly known as Swift Foods Company)

By:	/s/ Donald F. Wiseman

Name:	Donald F. Wiseman
Title:	Vice President